UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2007

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2007, Loral Space & Communications Inc. ("Loral") and certain of its subsidiaries and DASA Globalstar LLC entered into an agreement to sell their respective interests in Globalstar do Brasil S.A. ("GdB"), the Globalstar Brazilian service provider, to Globalstar Inc. ("Globalstar"). Under the agreement, Loral will receive approximately $6 million in freely tradeable, registered Globalstar stock. In addition, Loral agreed in connection with the sale to indemnify Globalstar for certain GdB pre-closing liabilities, primarily related to Brazilian tax. As a result of the sale and our estimate of the indemnified liabilities, Loral will record a loss estimated to be approximately $10 million. Closing of the transaction is subject, among other things, to customary regulatory approvals and effectiveness of a Globalstar registration statement covering the Globalstar stock that constitutes the purchase price to be delivered to Loral. The foregoing summary of the terms of the agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2007, the Board of Directors of Loral Space & Communications Inc. (the "Company") approved amendments to the Company’s bylaws to comply with a recent amendment to the rules of NASDAQ ("Nasdaq") that requires Nasdaq listed companies to have their listed securities eligible to participate in a Direct Registration Program ("DRP") operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended. A DRP allows an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. The Board also approved an amendment to the provision which specified the number of directors that constitutes a quorum for the transaction of business at a board meeting. Under the amended provision, a majority of the total number of directors authorized at the time will constitute a quorum.

The Board of Directors adopted an amendment and restatement of the Company’s bylaws, reflecting the amendments described above, which is effective as of December 17, 2007. The summary of changes to the bylaws set forth above is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company, a copy of which is attached to this report as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1 Amended and Restated Bylaws of Loral Space & Communications Inc., dated as of December 17, 2007.

Exhibit 10.1 Partnership Interest Purchase Agreement dated December 21, 2007 among GSSI, LLC, Globalstar, Inc., Loral/DASA Globalstar, L.P., Globalstar do Brasil, S.A., Loral/DASA do Brasil Holdings Ltda., Loral Holdings LLC, Global DASA LLC, LGP (Bermuda) Ltd., Mercedes-Benz do Brasil Ltda. (f/k/a DaimlerChrysler do Brasil Ltda.) and Loral Space & Communications Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

December 21, 2007	By:	Avi Katz

Name: Avi Katz
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Loral Space & Communications Inc., dated as of December 17, 2007.
10.1	Partnership Interest Purchase Agreement dated December 21, 2007 among GSSI, LLC, Globalstar, Inc., Loral/DASA Globalstar, L.P., Globalstar do Brasil, S.A., Loral/DASA do Brasil Holdings Ltda., Loral Holdings LLC, Global DASA LLC, LGP (Bermuda) Ltd., Mercedes-Benz do Brasil Ltda. (f/k/a DaimlerChrysler do Brasil Ltda.) and Loral Space & Communications Inc.